Exhibit 31.2
Certification of Chief Financial Officer of Marcus & Millichap, Inc. pursuant to
Rule 13a-14(a) under the Exchange Act,
as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002
I, Steven F. DeGennaro, certify that:
1.I have reviewed this Amendment to the Annual Report on Form 10-K of Marcus & Millichap, Inc. for the year ended December 31, 2023; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: February 27, 2024	/s/ Steven F. DeGennaro
Steven F. DeGennaro Chief Financial Officer